Exhibit (d)(6)(iii)

EQ ADVISORS TRUST

AMENDMENT NO. 2 TO THE

INVESTMENT SUB-ADVISORY AGREEMENT

AMENDMENT NO. 2 to the Investment Sub-Advisory Agreement effective as of July 30, 2021 (“Amendment No. 2”) between Equitable Investment Management Group, LLC, a Delaware limited liability company (“EIM” or “Adviser”) and AllianceBernstein L.P., a Delaware limited partnership (“AllianceBernstein” or “Sub-Adviser”).

EIM and AllianceBernstein L.P. agree to modify the Agreement as follows:

1.	New Portfolio. EIM hereby appoints AllianceBernstein as a Sub-Adviser to the EQ/Long-Term Bond Portfolio.

2.	Duration of Agreement.

a.	With respect to the New Portfolio, the Agreement will continue in effect for a period of two years from the date first set forth above and may be continued thereafter pursuant to subsection (b) below.

b.

With respect to the New Portfolio, the Agreement shall continue in effect annually after the date specified in subsection (a), only so long as such continuance is specifically approved at least annually by a majority of the Trustees who are not a party to the Agreement or interested persons as defined in the Investment Company Act of 1940, as amended (“1940 Act”) (“Independent Trustees”), and by either the Board of Trustees or a vote of a majority of the outstanding shares of the Portfolio. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to a Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the 1940 Act) vote to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by majority of the outstanding voting securities of (a) any other Portfolio affected by the Agreement, or (b) all the Portfolios of the Trust.

3.

Appendix A. Appendix A to the Agreement setting forth the Portfolios of the Trust for which AllianceBernstein is appointed as the Sub-Adviser and the fee payable to the Sub-Adviser with respect to the Portfolios is hereby replaced in its entirety by Appendix A attached hereto.

4.	Appendix B. Appendix B to the Agreement is hereby replaced in its entirety by Appendix B attached hereto.

5.	Ratification. Except as modified and amended hereby, the Agreement is ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first set forth above.

EQUITABLE INVESTMENT MANAGEMENT GROUP, LLC		ALLIANCEBERNSTEIN L.P.

By:	/s/ Kenneth Kozlowski	By:	/s/ Matthew S. White
	Kenneth Kozlowski		Name: Matthew S. White
	Director, Executive Vice President and Chief Investment Officer		Title: Assistant Secretary

APPENDIX A

AMENDMENT NO. 2

TO

INVESTMENT SUB-ADVISORY AGREEMENT

The Adviser shall pay the Sub-Adviser monthly compensation computed daily at an annual rate equal to the following:

Portfolio(s)	Annual Sub-Advisory Fee Rate

Special Equity Portfolios†, which shall include the following Portfolios or Allocated Portions of a Portfolio (collectively referred to as “Special Equity Portfolios”):

EQ/AB Small Cap Growth Portfolio*

(Active Allocated Portion only)

0.60% of the Special Equity Portfolios’ average daily net assets up to and including $1 billion; 0.55% of the Special Equity Portfolios’ average daily net assets over $1 billion up to and including $1.5 billion; 0.50% of the Special Equity Portfolios’ average daily net assets over $1.5 billion up to and including $2 billion; 0.45% of the Special Equity Portfolios’ average daily net assets over $2 billion up to and including $2.5 billion; and 0.40% of the Special Equity Portfolios’ average daily net assets over $2.5 billion**

General Equity Portfolios, which shall include the following Portfolios or Allocated Portions of a Portfolio (collectively referred to as “General Equity Portfolios”):

EQ/Large Cap Value Managed Volatility Portfolio*

(Active Allocated Portion only)

0.49% of the General Equity Portfolios’ average daily net assets up to and including $100 million; 0.30% of the General Equity Portfolios’ average daily net assets over $100 million up to and including $200 million; 0.25% of the General Equity Portfolios’ average daily net assets over $200 million**

Tactical Manager Portfolios, which shall include the Index Allocated Portions of the following Portfolios (collectively referred to as “Tactical Manager Portfolios”):

EQ/Large Cap Value Managed Volatility Portfolio*

0.045% of the Tactical Manager Portfolios’ average daily net assets up to and including $10 billion; 0.03% of the Tactical Manager Portfolios’ average daily net assets over $10 billion up to and including $20 billion; 0.02% of the Tactical Manager Portfolios’ average daily net assets over $20 billion**

Dynamic Portfolios, which shall consist of the EQ/AB Dynamic Moderate Growth Portfolio, EQ/AB Dynamic Growth Portfolio, and EQ/AB Dynamic Aggressive Growth Portfolio (collectively referred to as “Dynamic Portfolios”)	0.35% of the Dynamic Portfolios’ average daily net assets up to and including $400 million; 0.30% of the Dynamic Portfolios’ average daily net assets over $400 million up to and including $2.5 billion; and 0.28% of the Dynamic Portfolios’ average daily net assets over $2.5 billion**

EQ/Common Stock Index Portfolio EQ/Equity 500 Index Portfolio EQ/Large Cap Growth Index Portfolio EQ/Small Company Index Portfolio

0.03% of the Portfolio’s average daily net assets

up to and including $3 billion;

0.02% of the Portfolio’s average daily net assets over $3 billion and up to and including $5 billion; and

0.015% of the Portfolio’s average daily net assets over $5 billion****

EQ/Quality Bond PLUS Portfolio* (Active Allocated Portion Only)	0.29% of the Active Allocated Portion’s average daily net assets up to and including $100 million; and 0.20% of the Active Allocated Portion’s average daily net assets over $100 million.***

EQ/International Equity Index Portfolio†	0.02% of the Portfolio’s average daily net assets****

ATM International Managed Volatility Portfolio*

ATM Large Cap Managed Volatility Portfolio*

ATM Mid Cap Managed Volatility Portfolio*

ATM Small Cap Managed Volatility Portfolio*

EQ/2000 Managed Volatility Portfolio*

EQ/400 Managed Volatility Portfolio*

EQ/500 Managed Volatility Portfolio*

EQ/International Managed Volatility Portfolio*

0.02% of the Sub-Adviser Allocated Portion of each Portfolio***

1290 VT Natural Resources Portfolio	0.02% of the Index Allocated Portion’s average daily net assets***

1290 VT Real Estate Portfolio	0.02% of the Index Allocated Portion’s average daily net assets***

EQ/AB Small Cap Growth Portfolio* (Index Allocated Portion only) EQ/Quality Bond PLUS Portfolio* (Index Allocated Portion only) Multimanager Aggressive Equity Portfolio* (Index Allocated Portion only)	0.02% of the Index Allocated Portion’s average daily net assets***

EQ/Emerging Markets Equity PLUS Portfolio*	0.12% of the Index Allocated Portion’s average daily net assets up to and including $100 million; and 0.10% of the Index Allocated Portion’s average daily net assets over $100 million***

EQ/AB Short Duration Government Bond Portfolio	0.065% of the Portfolio’s average daily net assets up to and including $5 billion; 0.050% of the Portfolio’s average daily net assets over $5 billion up to and including $10 billion; and 0.040% of the Portfolio’s average daily net assets over $10 billion****

EQ/Long-Term Bond Portfolio	0.0150% of the Portfolio’s average daily net assets up to and including $4 billion; 0.0125% of the Portfolio’s average daily net assets in excess of $4 billion up****

EQ/Large Cap Value Index Portfolio	0.02% of the Portfolio’s average daily net assets up to and including $150 million; 0.015% of the Portfolio’s average daily net assets in excess of $150 million****

EQ/Mid Cap Index Portfolio	0.02% of the Portfolio’s average daily net assets up to and including $150 million; 0.015% of the Portfolio’s average daily net assets in excess of $150 million****

Multimanager Technology Portfolio*	0.04% of the Sub-Adviser Allocated Portion’s average daily net assets up to and including $100 million; 0.03% of the Sub-Adviser Allocated Portion’s average daily net assets in excess of $100 million up to and including $600 million; 0.0275% of the Sub-Adviser Allocated Portion’s average daily net assets in excess of $600 million***

*	Fee to be paid with respect to this Portfolio shall be based only on the portion of the Portfolio’s average daily net assets advised by the Sub-Adviser.
**

The daily sub-advisory fee for the related portfolios is calculated by multiplying the aggregate net assets of the related portfolios at the close of the immediately preceding business day by the Annual Sub-Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year. The daily sub-advisory fee applicable to each Portfolio/Allocated Portion is the portion of the daily sub-advisory fee for the related portfolios that is equal to the Portfolio’s/Allocated Portion’s net assets relative to the aggregate net assets of the related portfolios, including the Portfolio/Allocated Portion, used in the fee calculation for that day.

†	Assets of EQ/International Equity Index Portfolio will be aggregated with the Special Equity Portfolios for calculating the advisory fee applicable for the Special Equity Portfolios.
***

The daily sub-advisory fee for the Allocated Portion is calculated by multiplying the aggregate net assets of the Allocated Portion at the close of the immediately preceding business day by the Annual Sub-Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year.

****

The daily sub-advisory fee for the Portfolio is calculated by multiplying the aggregate net assets of the Portfolio at the close of the immediately preceding business day by the Annual Sub-Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year.

APPENDIX B

AMENDMENT NO. 2

TO

INVESTMENT SUB-ADVISORY AGREEMENT

The Sub-Adviser is relying on the relief in CFTC Regulation 4.7(c) with respect to the following Portfolio(s) (each, a “4.7 Portfolio”):

EQ/AB Small Cap Growth Portfolio (Active Allocated Portion only)

EQ/Large Cap Value Managed Volatility Portfolio (Active Allocated Portion only)

EQ/Large Cap Value Managed Volatility Portfolio

EQ/AB Dynamic Moderate Growth Portfolio

EQ/AB Dynamic Growth Portfolio

EQ/AB Dynamic Aggressive Growth Portfolio

EQ/Equity 500 Index Portfolio

EQ/Common Stock Index Portfolio
EQ/Large Cap Growth Index Portfolio
EQ/Quality Bond PLUS Portfolio (Active Allocated Portion Only)
EQ/International Equity Index Portfolio†

ATM International Managed Volatility Portfolio

ATM Large Cap Managed Volatility Portfolio

ATM Mid Cap Managed Volatility Portfolio

ATM Small Cap Managed Volatility Portfolio

EQ/2000 Managed Volatility Portfolio

EQ/400 Managed Volatility Portfolio

EQ/500 Managed Volatility Portfolio

EQ/International Managed Volatility Portfolio

1290 VT Natural Resources Portfolio

1290 VT Real Estate Portfolio

EQ/AB Small Cap Growth Portfolio (Index Allocated Portion only)

EQ/Quality Bond PLUS Portfolio (Index Allocated Portion only)

Multimanager Aggressive Equity Portfolio (Index Allocated Portion only)

EQ/Emerging Markets Equity PLUS Portfolio EQ/Small Company Index Portfolio EQ/AB Short Duration Government Bond Portfolio
EQ/Large Cap Value Index Portfolio EQ/Mid Cap Index Portfolio Multimanager Technology Portfolio
EQ/Long-Term Bond Portfolio